UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
_________________________

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 19, 2011

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15225 N. 49th Street
Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(602) 595-4997
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 19, 2011, El Capitan Precious Metals, Inc. (the "Company" or "ECPN") issued a press release relating to a special stockholders meeting of Gold and Minerals Company, Inc. (G&M") held on January 18, 2011, in which the proposed acquisition of G&M by ECPN through the merger of G&M with a wholly-owned subsidiary of ECPN (the "Merger") was approved by the G&M capital stockholders.  A copy of that press release is attached as Exhibit 99.1 to this Form 8-K.

The Articles of Merger and Plan of Merger for this transaction were filed with the Secretary of the State of Nevada on January 19, 2011.  A copy of the Articles of Merger and Plan of Merger as filed with Nevada are attached as Exhibit 2.1 to this Form 8-K.

The completion of this transaction with G&M gives ECPN 100% ownership of the El Capitan minerals site in New Mexico.

This transaction involves a stock-for-stock exchange in which ECPN will issue ECPN common stock shares to G&M stockholders for their G&M capital stock shares based upon a previously determined formula.  ECPN currently estimates it will be issuing approximately 148,065,000 shares of its common stock in this transaction.  Most of these issued ECPN shares will have restrictions which will restrict their transfer during the first 90 days following the Merger, as well as the rest of the first year after the Merger.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Articles of Merger and Plan of Merger filed with the Nevada Secretary of State on January 19, 2011

99.1	January 19, 2011 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 25, 2011

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ Stephen J. Antol
Stephen J. Antol
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Articles of Merger and Plan of Merger filed with the Nevada Secretary of State on January 19, 2011

99.1	January 19, 2011 Press Release